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                                                                   EXHIBIT 99(b)

                          [LOGO OF AMERICAN GENERAL]



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                      7% CONVERTIBLE PREFERRED STOCK PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby (1) acknowledges receipt of the Notice of the Special Meeting of Shareholders of American General Corporation, a Texas corporation ("American General"), to be held on June 17, 1997, at 10:00 a.m., local time ("Special Meeting") at the principal executive offices of American General at 2929 Allen Parkway, Houston, Texas 77019, and the Proxy Statement in connection therewith; and (2) appoints Robert M. Devlin, James S. D'Agostino Jr., and Jon P. Newton as proxies, each with the power to act alone and appoint his substitute, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all shares of American General 7% Convertible Preferred Stock, par value $1.50 per share, which the undersigned would be entitled to vote at the Special Meeting or any adjournment thereof, upon the matter referred to on the reverse side, and upon any and all other matters which properly may be brought before such meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE.



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                                   SEE REVERSE
                                      SIDE


7566


/X/

Please mark your
vote as in this
example.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE CAST "FOR" ITEM 1. This Proxy may be revoked at any time prior to its exercise.

1. To consider and vote on a proposal to issue shares of American General Common Stock (estimated to be a minimum of approximately 39 million and a maximum of approximately 47 million) as consideration in connection with the acquisition of the outstanding common stock of USLIFE Corporation.

  FOR   AGAINST ABSTAIN
  / /     / /     / /

2. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting.

When shares are held by joint tenants, both should sign. When signing as attorney, administrator, executor, guardian or trustee, please add your title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

_________________________________________

_________________________________________
SIGNATURE (S)                        DATE

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                 IMPORTANT: PLEASE VOTE, SIGN, AND DATE THE CARD
                     AND RETURN IT IN THE ENVELOPE PROVIDED




                          AMERICAN GENERAL CORPORATION


                         SPECIAL MEETING OF SHAREHOLDERS
                                  JUNE 17, 1997